                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                         QUICKTURN DESIGN SYSTEMS, INC.

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.001 per share (the "Shares"), of Quickturn
Design Systems, Inc., a Delaware corporation (the "Company"), and/or, if applicable, certificates for the associated preferred stock purchase rights issued pursuant to the Rights Agreement between the Company and The First
National Bank of Boston dated January 10, 1996 (the "Rights") are not immediately available (including because certificates for Rights have not yet been distributed), or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") on or prior to the
Expiration Date (as defined in the Offer to Purchase, dated August 12, 1998 (the
"Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

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
          BY MAIL:             BY FACSIMILE TRANSMISSION:   BY HAND OR OVERNIGHT DELIVERY:
        P.O. Box 84                  (212) 858-2611                One State Street
   Bowling Green Station       Attn: Reorganization Dept.      New York, New York 10004
     New York, New York                                       Attn: Reorganization Dept.
         10274-0084                                          Securities Processing Window
 Attn: Reorganization Dept.                                              SC-1
                              CONFIRM RECEIPT OF FACSIMILE
                                     BY TELEPHONE:
                                     (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to MGZ Corp., a Delaware corporation and a wholly owned subsidiary of Mentor Graphics Corporation, an Oregon corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and Rights specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

-------------------------------------------

  Number of Shares: __________________________________________________________
  Number of Rights: __________________________________________________________

  Certificate Nos.
    (if available): __________________________________________________________
  ____________________________________________________________________________

  Name(s) of
  Record Holder(s): __________________________________________________________
                                     Please Type or Print

  Address: ___________________________________________________________________

  ____________________________________________________________________________
                                                                     Zip Code

  Area Code and
    Tel. No.: ________________________________________________________________
-------------------------------------------
-------------------------------------------
                                                --------------------------------
  If Shares and/or Rights will be delivered by book-entry transfer, provide the following information:

  Account Number: ____________________________________________________________

  Date: ______________________________________________________________________

  Signature(s): ______________________________________________________________

                                        ______________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares and/or Rights tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents
(a) in the case of Shares, within three Nasdaq National Market trading days of the date hereof and (b) in the case of Rights, within a period ending on the later of (i) three Nasdaq National Market trading days after the date hereof and
(ii) three Nasdaq National Market trading days after the date certificates for Rights are distributed to stockholders.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares and/or Rights to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------------

 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________
  _____________________________________________________________________________
                                                                      Zip Code
 Area Code and
   Tel. No.: __________________________________________________________________
-------------------------------------------     --------------------------------
                                                --------------------------------
 ______________________________________________________________________________

                              Authorized Signature

 Name: ________________________________________________________________________
                                  Please Print

 Title: _______________________________________________________________________
 Date: ________________________________________________________________________

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS FORM. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.